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Exhibit 99.4

CONSENT OF PROSPECTIVE DIRECTOR

        The undersigned hereby consents to the references made to him, as a person who will serve as a director of Caliper Life Sciences, Inc., upon the consummation of the merger, as described in the Registration Statement on Form S-4 and the Joint Proxy Statement - Prospectus contained therein.

/s/ MICHAEL F. BIGHAM Michael F. Bigham

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  Exhibit 99.4